Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in Registration Statement Nos. 333-94997, 333-52604, 333-119877, 333-145246 and 333-146661 on Form S-8 of our reports dated March 17, 2008 relating to (1) the consolidated financial statements and financial statement schedule of Immersion Corporation (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of Statement of Financial Accounting Standards No. 109, effective January 1, 2007 and Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, effective January 1, 2006), and (2) the effectiveness of Immersion Corporation’s internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness), appearing in this Annual Report on Form 10-K of Immersion Corporation for the year ended December 31, 2007.
/s/ Deloitte & Touche LLP
San Jose, California
March 17, 2008